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                                                                   EXHIBIT 4.17

                      THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("Third Amendment") effective as of March 10, 1995 (the "Third Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Third Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), CHEMICAL BANK OF CANADA, as arranger and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as paying agent and co-agent for the Banks (in such capacity, the "Paying Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE (in such capacity, the "Co-Agent"), as co-agent for the Banks.


RECITALS

         WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks are parties to a Credit Agreement dated as of December 30, 1993, as amended by the First Amendment to Credit Agreement dated as of May 24, 1994 and the Second Amendment to Credit Agreement dated as of June 30, 1994 (collectively, the "Credit Agreement"); and

         WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Credit Agreement. On and after the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:

         (a) The definition of "EBITDA" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "EBITDA" shall mean net earnings (excluding gains and losses on sales and retirement of assets, non-cash write downs, charges resulting from accounting convention changes and deductions for dry hole expenses) before deduction for federal, provincial, municipal and state taxes, interest expense (including capitalized interest), operating lease rentals or depreciation, depletion and amortization expense, all determined in accordance with GAAP.

         (b) The definition of "EBITDA/Interest Ratio" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:
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                 "EBITDA/Interest Ratio" shall mean the ratio of (a) EBITDA of the Parent and its Subsidiaries on a consolidated basis to (b) operating lease rentals and interest expense (including capitalized interest but excluding non-cash amortization of deferred financing costs) on all Indebtedness of the Parent and its Subsidiaries on a consolidated basis for any twelve-month period ending on the last day of every calendar quarter during the period with respect to which the EBITDA/Interest Ratio is to be calculated.

         (c) Section 10.12 of the Credit Agreement is hereby amended in its entirety as follows:

                 10.12 EBITDA/Interest Ratio. The Parent will not permit the EBITDA/Interest Ratio to be, at any time, less than

                 (a) 2.50:1.00 for any twelve month period ending on the last day of any calendar quarter prior to and including September 30, 1995;

                 (b) 2.75:1.00 for any twelve month period ending on the last day of any calendar quarter for the period from October 1, 1995 through and including March 31, 1996;

                 (c) 3.00:1.00 for any twelve month period ending on the last day of any calendar quarter for the period from April 1, 1996 through and including March 31, 1997; and

                 (d) 3.50:1.00 for any twelve month period ending on the last day of any calendar quarter thereafter.


         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Third Amendment and any of the foregoing documents, the terms of this Third Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agents harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Third Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.





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         Section 5.       Governing Law.  THIS THIRD AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE PROVINCE OF ALBERTA AND OF CANADA FROM TIME TO TIME IN EFFECT.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this Third Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This Third Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Third Amendment.

         Section 8. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section 9. Amended Definitions. As used in the Credit agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Third Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Third Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective duly authorized offices and effective as of the date first above written.



                                      SEAGULL ENERGY CORPORATION,
                                      a Texas corporation




                                      By:______________________________
                                         Robert M. King,
                                         Vice President, Corporate
                                         Development and Treasurer











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                                      CHEMICAL BANK OF CANADA
                                      individually and as Arranger
                                      and as Administrative Agent


                                      By:_____________________________
                                         Name:
                                         Title:



                                      THE BANK OF NOVA SCOTIA, as Paying Agent, as Co-Agent and as a Bank


                                      By:_____________________________
                                         Name:
                                         Title:



                                      By:_____________________________
                                         Name:
                                         Title:





                                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                      as Co-Agent and as a Bank


                                      By:_____________________________
                                         Name:
                                         Title:





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                                      ABN AMRO BANK CANADA


                                      By:_____________________________
                                         Name:
                                         Title:


                                      By:_____________________________
                                         Name:
                                         Title:


                                      PARIBAS BANK OF CANADA


                                      By:_____________________________
                                         Name:
                                         Title:


                                      By:_____________________________
                                         Name:
                                         Title:


                                      MELLON BANK CANADA


                                      By:_____________________________
                                         Name:
                                         Title:





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                                      NBD BANK, CANADA


                                      By:_____________________________
                                         Name:
                                         Title:



                                      SOCIETE GENERALE (CANADA)


                                      By:_____________________________
                                         Name:
                                         Title:



                                      THE BANK OF TOKYO CANADA


                                      By:_____________________________
                                         Name:
                                         Title:



                                      CREDIT LYONNAIS CANADA


                                      By:_____________________________
                                         Name:
                                         Title:




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         The undersigned hereby joins in the execution of this Third Amendment to evidence its consent hereto and its acknowledgment that the Guarantee shall continue to apply to the Credit Agreement, as amended hereby.


                                      SEAGULL ENERGY CORPORATION


                                      By:_______________________________
                                         Robert M. King,
                                         Vice President, Corporate
                                         Development and Treasurer





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